UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      June 27, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

PrivateBank

On June 27, 2013, certain wholly-owned subsidiaries (the “PrivateBank Borrowers”) of AdCare Health Systems, Inc. (the “Company”) entered into a Third Modification Agreement (the “Modification”) with The PrivateBank and Trust Company (“PrivateBank”), dated as of June 26, 2013, which modified that certain Loan Agreement, dated March 30, 2012, between the PrivateBank Borrowers and PrivateBank (as amended, the “PrivateBank Credit Facility”). Pursuant to the Modification, PrivateBank waives certain financial covenants under the PrivateBank Credit Facility regarding the minimum fixed charge coverage ratio and minimum EBITDAR of one of the PrivateBank Borrowers that is the operator of the Company’s skilled nursing facility located in Little Rock, Arkansas.

Certain subsidiaries of the Company are also borrowers under: (a) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Glenview Health & Rehabilitation facility located in Georgia; and (b) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Eaglewood Village facility and Woodland Manor facility located in Ohio.

Keybank

On June 27, 2013, certain wholly-owned subsidiaries of the Company (the “KeyBank Borrowers”) entered into a Second Amendment to Secured Loan Agreement and Payment Guaranty (the “KeyBank Second Amendment”) with KeyBank National Association (“KeyBank”), which amended that certain Secured Loan Agreement, dated December 28, 2012 (as amended, the “KeyBank Credit Facility”), between the KeyBank Borrowers and KeyBank. Pursuant to the KeyBank Second Amendment: (i) KeyBank waives the failure of certain financial covenants of the KeyBank Borrowers regarding fixed charge coverage ratio and implied debt service coverage such that no default or events of default under the KeyBank Credit Facility occurred due to such failure; and (ii) KeyBank and the Company agreed to amend certain financial covenants regarding the Company’s fixed charge ratio.

Gemino

On June 28, 2013, Georgetown HC&R Nursing, LLC and Sumter N&R, LLC (collectively, the “New Gemino Borrowers”), each a wholly-owned subsidiary of the Company, entered into a Joinder Agreement, Second Amendment and Supplement to Credit Agreement (the “Joinder”) with NW 61st Nursing, LLC (“NW Nursing”), a wholly-owned subsidiary of the Company, and Gemino Healthcare Finance, LLC (“Gemino”), pursuant to which the New Gemino Borrowers became additional borrowers under the Credit Agreement, dated May 30, 2013 (as so amended, the “Credit Agreement”) between Gemino and NW Nursing (together with the New Gemino Borrowers, the “Borrowers”). Pursuant to the Joinder, the New Gemino Borrowers granted a continuing security interest in, among other things, their accounts receivables, payment intangibles, chattel paper, general intangibles, collateral relating to any accounts or payment intangibles, commercial lockboxes and cash, as additional collateral under the Credit Agreement; however, the Joinder did not change the maximum amount that the

Borrowers may borrow under the Credit Agreement, which remains at $1,000,000. In connection with the execution of the Joinder, the Borrowers issued an amended and restated revolving promissory note in favor of Gemino in the amount of $1,500,000.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer